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                                                            EXHIBIT 99.3



                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

To the Stockholder of
Community Distributors, Inc.:

Our audits of the financial statements referred to in our report dated October 13, 1999 appearing in this Annual Report on Form 10-K of Community Distributors, Inc. also included an audit of the financial statement schedule included in this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

                           PricewaterhouseCoopers LLP

New York, New York
October 13, 1999



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                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Stockholders of CDI Group, Inc. and Subsidiary:

Our audits of the consolidated financial statements referred to in our report dated October 13, 1999 appearing in this Annual Report on Form 10-K of CDI Group, Inc. and Subsidiary also included an audit of the financial statement schedule included in this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

                           PricewaterhouseCoopers LLP

New York, New York
October 13, 1999